SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant		[X]
Filed by a party other than the Registrant		[ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COMMUNITY BANCORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date Filed:

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April 4, 2006

Dear Fellow Shareholders:

      You are cordially invited to the Annual Meeting of the Shareholders of Community Bancorp., which will be held at 5:30 p.m. at the Elks Club, Derby, Vermont, on Tuesday, May 2, 2006. As in prior years, a dinner will be served following the meeting.

      I have enclosed our proxy materials and Annual Report for 2005 for your review. This year we have proposed that the Board be expanded from 10 directors to 12. In addition to the three incumbent directors standing for re-election to a three year term, there are two new nominees: St. Johnsbury Advisory Board member Aminta Conant has been nominated for election to the class whose term expires in 2009, and Central Vermont Advisory Board member Dorothy Mitchell has been nominated for election to the class whose term expires in 2008. The addition of Ms. Mitchell to our Board will give us representation from a respected member of the community in our newest market area, Washington County, while the addition of Ms. Conant, who holds an M.B.A. degree and is a licensed CPA, will provide the Company with the benefit of her significant financial management experience in the private sector. Election of these two nominees to different classes will also even out the number of directors to four in each class.

      I encourage you to sign, date and return your proxy card promptly so that your shares will be represented and can be voted at the meeting whether or not you are present in person. You may withdraw your proxy and vote in person at the meeting if you choose to do so.

As always, thank you for your continued support of Community Bancorp. I look forward to seeing you at the annual meeting.

Sincerely,

COMMUNITY BANCORP.

Richard C. White
Chairman & CEO

RCW/cb
Enclosures

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Derby Road
Route 5
Derby, Vermont 05829

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2006

The annual meeting of shareholders of Community Bancorp. will be held at the Elks Club, Derby, Vermont, on Tuesday, May 2, 2006, at 5:30 p.m., for the following purposes:

1.	To elect four directors to the class whose term expires at the annual meeting of shareholders in 2009 and one director to the class whose term expires at the annual meeting of shareholders in 2008;

2.	To ratify the selection of the independent public accounting firm of Berry, Dunn, McNeil & Parker as the Company's external auditor for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly be brought before the meeting.

The close of business on March 7, 2006, has been fixed as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting.

By Order of the Board of Directors,

CHRIS BUMPS
Corporate Secretary

Derby, Vermont
April 4, 2006

YOUR PROXY IS ENCLOSED. PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING . YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING . IT IS IMPORTANT THAT YOU RETURN YOUR COMPLETED PROXY PROMPTLY.

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INDEX

PROXY STATEMENT	1
ANNUAL MEETING OF SHAREHOLDERS	1
GENERAL VOTING INFORMATION	1
Who is entitled to vote at the annual meeting?	1
How many shares are entitled to vote at the meeting?	1
How many votes do I have?	1
How do I vote?	1
How do I vote if my shares are held in the name of a broker or bank?	2
Can I change my vote after submitting the proxy card?	2
What are "broker non-votes"?	2
What constitutes a quorum and how are votes counted for that purpose?	3
What does it mean if I received more than one proxy card?	3
How are proxies being solicited and who pays the expenses?	3
How many votes are required for the election of directors?	3
How many votes are required to ratify the selection of Berry, Dunn, McNeil &
Parker as the Company's independent auditor?	4
How many votes are required to approve any other matter that may come
before the meeting?	4
May shareholders submit nominations for election as directors or for
consideration of other matters?	4
SHARE OWNERSHIP INFORMATION	5
Section 16(a) Beneficial Ownership Reporting Compliance	6
ARTICLE 1	7
ELECTION OF DIRECTORS	7
Directors' Fees and Other Compensation	10
Directors' Deferred Compensation Plan	11
Vote Required	11
CORPORATE GOVERNANCE	11
Director Independence	11
Board Committees	12
Board Meeting Attendance	15
Shareholder Communications with the Board	15
Attendance at Annual Shareholders Meeting	15
Compensation Committee Interlocks and Insider Participation	15
Transactions with Management	15
AUDIT COMMITTEE REPORT	16
COMPENSATION COMMITTEE REPORT	18
STOCK PERFORMANCE GRAPH	20


EXECUTIVE OFFICERS	22
EXECUTIVE COMPENSATION	22
Summary Compensation Table	23
Annual Compensation	23
Retirement Savings Plan	24
Officer Incentive Plan	25
Supplemental Non-Qualified Retirement Plan	26
ARTICLE 2	27
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	27
Pre-Approval Required for Services of Independent Auditors	28
Fees Paid to Independent Auditors	28
Vote Required	29
ANNUAL REPORT	29
SHAREHOLDER NOMINATIONS AND PROPOSALS	29
Shareholder Nominations	29
Shareholder Proposals	30
Use of Discretionary Authority in Connection with Shareholder Nominations
and Proposals	30
Inclusion of Shareholder Proposals in Company Proxy Materials	30
OTHER MATTERS	31

AUDIT COMMITTEE CHARTER	A-1


COMMUNITY BANCORP.
Derby Road
Route 5
Derby, Vermont 05829

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 2, 2006

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Community Bancorp. (the "Company") for use at the annual meeting of shareholders and any adjournments of that meeting. The annual meeting will be held on Tuesday, May 2, 2006, at 5:30 p.m. at the Elks Club in Derby, Vermont. The proxy statement and related proxy card are first being sent to shareholders on or about April 4, 2006.

GENERAL VOTING INFORMATION

Who is entitled to vote at the annual meeting?

Only shareholders of record on the record date for the meeting are entitled to vote. The record date is the close of business on March 7, 2006.

How many shares are entitled to vote at the meeting?

As of the record date for the meeting (March 7, 2006), there were 4,070,905 shares of the Company's common stock issued and outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the meeting.

How many votes do I have?

Each issued and outstanding share of the Company's common stock, $2.50 par value per share, is entitled to one vote on each matter presented for vote at the meeting.

How do I vote?

If you are a shareholder of record, you may vote by completing and returning the enclosed proxy card in the postage-paid envelope or by voting in person at the meeting. You are a shareholder of record if you own Company common stock in your own name on the stock records maintained by our transfer agent, which is currently our wholly-owned subsidiary, Community National Bank (the "Bank"). A

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written ballot will be distributed at the meeting for those shareholders of record who wish to vote in person.

How do I vote if my shares are held in the name of a broker or bank?

If your shares are held by a broker or bank, you must obtain a proxy from them and follow the voting instructions on that form. This is the case because your broker or bank, not you, is the record holder of the shares for purposes of determining who is entitled to vote the shares at the meeting and is therefore the party in whose name the shares must be voted.

If you are a participant in the Company stock fund under the Company's Retirement Savings 401(k) Plan, you will receive a proxy card to vote the pro-rated number of shares in which you own an interest indirectly through that fund, together with a postage-paid envelope to return your completed proxy card to Community Financial Services Group, LLC ("CFSG"), which performs various administrative and investment advisory functions for the plan. Participant proxies are tabulated and a single proxy card is then submitted to the Company reflecting the aggregate of the votes on all completed proxies submitted by plan participants.

Can I change my vote after submitting the proxy card?

Yes. If you submit your proxy card and later decide that you wish to change or revoke your proxy, you may do so at any time before the proxy is exercised at the annual meeting, by

* giving written notice of revocation to Chris Bumps, Corporate Secretary, Community Bancorp., P.O. Box 259, Derby, Vermont 05829
* executing a later-dated proxy card and giving written notice to the Corporate Secretary; or
* voting in person after giving written notice of revocation of your proxy to the Corporate Secretary.

If you need another proxy card to revoke an earlier proxy or if you have any questions, please call the Corporate Secretary at 802-334-7915.

The last vote you submit will supersede all your prior vote(s).

What are "broker non-votes"?

Shares held in "street name" by brokers (meaning shares held in the name of brokers or their nominees but actually owned by the brokers' customers) may only be voted by the record holder. Generally, a broker may vote shares beneficially owned by its customer without seeking voting instructions from the beneficial owner only on routine matters such as election of directors and ratification of the

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selection of the independent auditors. If a matter is not routine, but rather is considered "nondiscretionary" under ordinary brokerage industry practices, the broker may not vote the shares without instructions from the beneficial owner. When a broker submits proxies voting less than all of the shares held of record for any reason (including with respect to non-routine matters where instructions have not been received from the beneficial owner), the "missing" votes are so-called "broker non-votes."

What constitutes a quorum and how are votes counted for that purpose?

In order to conduct business at the meeting, a quorum must be present. A majority (more than 50%) of the outstanding shares of the Company's common stock, present in person or represented by proxy and entitled to vote, will constitute a quorum at the meeting. "Broker non-votes" as to routine matters (discussed immediately above) and shares represented by proxies or ballots, including those marked "WITHHOLD" on Item 1 (Election of Directors) or "ABSTAIN" on Item 2 (Ratification of Selection of Independent Auditors), will be treated as shares present or represented at the meeting and entitled to vote for purposes of determining a quorum. Broker non-votes as to non-routine matters are not considered for purposes of determining a quorum as to such matters because, without instructions from the beneficial owner, the broker does not have authority to represent or vote those shares at the meeting.

What does it mean if I received more than one proxy card?

If you received more than one proxy card, your shares are registered in different names (for example, "John Smith" and "J. Smith") or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. If you wish to have all your accounts registered in the same name and address, you should contact the Corporate Secretary at 802-334-7915 for further instructions.

How are proxies being solicited and who pays the expenses?

Proxies are being solicited by mail. They may also be solicited by the Company's directors and officers and by the directors, officers and employees of the Bank. Those individuals may solicit proxies personally or by telephone or electronic communication but they will not receive any additional compensation for such efforts. In addition, the Company has arranged with brokerage houses, banks and other custodians, nominees and fiduciaries to send the proxy materials to their principals and will reimburse them for out-of-pocket expenses they incur in forwarding the materials.

How many votes are required for the election of directors?

In accordance with the Company's bylaws, in order to be elected under Item 1 (Election of Directors) a nominee for director must receive the affirmative vote of at least a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Broker non-votes, if any, and

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shares represented by proxies or ballots marked "WITHHOLD" on Item 1 (Election of Directors), with respect to one or more individual nominees or to the entire slate of nominees, will have the same effect on the outcome of the election as a vote against the nominees or slate of nominees, as the case may be.

Votes on Item 1 will be counted and the vote results announced at the annual meeting by the inspectors of election.

How many votes are required to ratify the selection of Berry, Dunn, McNeil & Parker as the Company's independent auditor?

Approval of selection of the Company's independent auditor will require that more votes are cast in favor than are cast against the proposal. Shares represented by proxies or ballots marked "ABSTAIN" on Item 2 (Ratification of Selection of Independent Auditors) and broker non-votes, if any, are not treated as votes cast and, therefore, would have no effect on the outcome of the vote to ratify the selection of the Company's independent auditors.

Votes on Item 2 will be counted and the vote results announced at the annual meeting by the inspectors of election.

How many votes are required to approve any other matter that may come before the meeting?

As of the date of this proxy statement, the management and directors of the Company do not know of any other matter that may be put to a vote at the meeting. If such a matter does arise, any shares represented by proxies may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law, in accordance with the recommendations of management. Approval of any such other matter would require that more votes be cast for the matter than against. Abstentions from voting and broker non-votes, if any, are not treated as votes cast and therefore, would have no effect on the vote to approve any such other matter.

May shareholders submit nominations for election as directors or for consideration of other matters?

The Company's By-Laws include a process shareholders should follow if they wish to submit director nominations or propose other action for vote by the shareholders. The deadline for submissions relating to the 2006 annual meeting was January 2, 2006. The deadline for submissions for the 2007 annual meeting is January 2, 2007. Additional information about this process is contained elsewhere in this proxy statement under the caption "SHAREHOLDER NOMINATIONS AND PROPOSALS."

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In addition, the Corporate Governance/Nominating Committee of the Board of Directors will consider recommendations made by shareholders for possible board nominees. Additional information about this process is contained elsewhere in this proxy statement under the caption "CORPORATE GOVERNANCE-Board Committees-Corporate Governance/ Nominating Committee."

SHARE OWNERSHIP INFORMATION

      The following table shows the amount of common stock beneficially owned by all directors, nominees for director and executive officers of the Company individually and as a group as of March 7, 2006, the record date for the meeting. Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.

		Number of Shares Beneficially
		Owned and Percent of Class

		Number of	Percent of
		Shares	Class

	Directors, Nominees & Executive Officers
	Thomas E. Adams (1)	26,415.65%
	Aminta K. Conant (2)	-	-
	Jacques R. Couture (3)	7,716.19%
	Elwood G. Duckless (4)	142,745	3.51%
	Michael H. Dunn (5)	74,837	1.82%
	Rosemary M. Lalime	51,340	1.26%
	Marcel M. Locke (6)	11,913.29%
	Stephen P. Marsh (7)	52,837	1.30%
	Dorothy R. Mitchell	305.07%
	Anne T. Moore	23,809.58%
	Dale R. Wells	18,821.46%
	Richard C. White (8)	58,482	1.44%
	Alan A. Wing (9)	8,695.21%
	All Directors, Nominees & Executive
	Officers as a Group (13 in number) (10)	407,783	11.64%

(1)	Includes 10,996 shares held in an IRA for Mr. Adams' benefit.
(2)	Ms. Conant purchased 300 shares of the Company's common stock on March 23, 2006 and 100 shares on March 29, 2006.
(3)	Includes (i) 4,310 shares held by Mr. Couture jointly with his wife, as to which voting and investment power is shared; (ii) 72 shares held jointly with Mr. Couture's son; and (iii) 972

(footnotes continued on following page)

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shares held in an IRA for Mr. Couture's benefit. Does not include 975 shares held in an IRA for the benefit of Mr. Couture's spouse, as to which beneficial ownership is disclaimed.
(4)	Includes 25,753 shares held in trust for the benefit of Mrs. Duckless. Mr. Duckless has shared voting and investment power over such shares.
(5)	Includes 8,687 shares held by a company of which Mr. Dunn is President and over which he has sole voting power.
(6)	Includes 5,273 shares held by Mr. Locke jointly with his wife, as to which voting and investment power is shared.
(7)

Includes (i) 28,606 shares held by Mr. Marsh jointly with his wife, as to which voting and investment power is shared; and (ii) 23,305 shares indirectly owned by Mr. Marsh through his participation in the Community Bancorp. stock fund under the Company's Retirement Savings Plan.

(8)

Includes (i) 50,875 shares indirectly owned by Mr. White through his participation in the Community Bancorp. stock fund under the Company's Retirement Savings Plan; (ii) 5,120 shares held in an IRA for Mr. White's benefit; and (iii) 2,087 shares held by Mr. White jointly with his wife, as to which voting and investment power is shared.

(9)	All such shares are held by Mr. Wing indirectly through his participation in the Company stock fund under the Company's Retirement Savings Plan.
(10)	Includes 66,101 shares as to which voting and investment power is shared.

      In addition, as of March 7, 2006, 292,535 shares, or 7.19%, were held on behalf of the participants in the Company stock fund under the Company's Retirement Savings (401(k)) Plan. Plan participants have voting and investment power over such shares. Accordingly, the plan trustee only votes shares of Company stock as directed by participants.

      Except as set forth above, the Company is not aware of any individual, group, corporation or other entity owning beneficially more than 5% of the Company's outstanding common stock. The Company has no other authorized class of stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and to furnish the Company with copies of all such reports. The Company has reviewed the copies of the Section 16 reports filed by the directors and officers, or written representations from them that no Forms 5 were required to be filed for 2005. Based solely on such review, the Company believes that all Section 16 filing requirements applicable to its officers and directors for 2005 were complied with.

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ARTICLE 1

ELECTION OF DIRECTORS

      The Amended and Restated Articles of Association and the By-Laws of the Company provide for a Board of no fewer than nine and no more than twenty-five directors, to be divided into three classes, as nearly equal in number as possible, each class serving for a period of three years. The Board of Directors currently consists of 10 members. This year, upon recommendation of the Corporate Governance/Nominating Committee, the Board has increased the number of directors to 12 for the ensuing year. The Committee has nominated each of the three incumbent directors whose terms will expire at the 2006 annual meeting of shareholders (Elwood G. Duckless, Rosemary M. Lalime and Anne T. Moore) to stand for re-election to a three year term. In addition, to fill the two new vacancies, the Committee has nominated St. Johnsbury Advisory Board member Aminta K. Conant to stand for election to a three year term expiring at the 2009 annual meeting of shareholders, and has nominated Central Vermont Advisory Board member Dorothy R. Mitchell to stand for election to a two year term expiring at the 2008 annual meeting of shareholders. The recommendations of Ms. Conant and Ms. Mitchell as candidates for election to the Board were developed by the Committee after consideration of their respective skills and qualifications, as well as their past contributions as members of the Bank's regional advisory boards.

      Ms. Conant has significant financial management experience and training. She serves as the Manager of Operations for the St. Johnsbury facility of Lydall Thermal/Acoustical, Inc., a manufacturer of thermal and acoustical shielding for the auto industry. She holds a Master's in Business Administration (MBA) degree and is a licensed certified public accountant (CPA). Ms. Conant has served as a gubernatorial appointee for a number of years on the Vermont Economic Progress Council and the Vermont Partnership Council. In addition, she currently serves on the Vermont Small Business Development Council, the Northeast Regional Advisory Board and the 20 Year Energy Planning Committee for the State of Vermont, and has previously served as a member of the Northeast Kingdom Chamber of Commerce, the Barnet, Vermont School Board and the Caledonia Supervisory Board, and as a Trustee of the Fairbanks Museum.

      Ms. Mitchell currently serves on the Board of the Vermont Student Assistance Corporation and is the Co-Chair of the Vermont Historical Society's Capital Campaign. She is a trustee of the American College of Greece, an international institution of higher education in Athens, Greece, and is an Advisory Trustee and consultant to the Decorative Arts Center of Ohio in Lancaster, Ohio. In addition, she previously served as a trustee and Board Chair of Woodbury College in Montpelier.

      Additional information on the general criteria the Committee uses to evaluate potential Board candidates is set forth below under the caption "CORPORATE GOVERNANCE-Board Committees - Corporate Governance/Nominating Committee."

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      Unless authority is withheld, proxies solicited hereby will be voted in favor of the four nominees to hold office until the 2009 annual meeting of shareholders, and in favor of the one nominee to hold office until the 2008 annual meeting of shareholders, or until their respective successors are elected and qualify. If for any reason not now known by the Company, any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or to fix the number of directors at fewer than twelve, as the directors in their discretion may deem advisable.

The following table sets forth certain information concerning each of the nominees and incumbent directors:

		Director of
		Community Bancorp.
Name and Age	Principal Employment	Since (1)

Nominees to serve (if elected) until 2009 annual meeting

Aminta K. Conant, Age 52	Manager of Operations, Lydall Thermal/	-
	Acoustical, Inc. (Vermont operations)
	St. Johnsbury, VT
	(auto heat shield manufacturer)

Elwood G. Duckless, Age 65	Past President (now retired)	1987
	Newport Electric Co.
	Newport, VT

Rosemary M. Lalime, Age 59	Principal Broker and Owner	1985
	Coldwell Banker All Seasons Realty
	Newport, VT

Anne T. Moore, Age 62	Principal Real Estate Broker	1993
	Taylor Moore Agency Inc.
	Derby, VT
	(insurance and real estate)

Nominee to serve (if elected) until 2008 annual meeting

Dorothy R. Mitchell, Age 61	Board member, Vermont Student Assistance	-
	Corporation; and Co- Chair, Vermont
	Historical Society Capital Campaign
	(both community service volunteer positions)
	Montpelier, VT

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Incumbent Directors to serve until 2008 annual meeting

Thomas E. Adams, Age 59	Owner, NPC Realty Co., Inc.	1986
	Holland, VT
	Broker, Coldwell Banker All Seasons Realty
	Newport, VT

Jacques R. Couture, Age 55	Dairy Farmer/Maple Producer	1992
	Westfield, VT

Richard C. White, Age 60	Chairman, Chief Executive Officer and	1983
	Director, Community Bancorp. and
	Community National Bank
	Derby, VT

Incumbent Directors to serve until 2007 annual meeting:

Michael H. Dunn, Age 64	Book Dealer	1998
	Derby, VT

Marcel M. Locke, Age 66	Former Proprietor (now retired)	1986
	Parkview Garage
	Orleans, VT

Stephen P. Marsh, Age 58	President, Chief Operating Officer,	1998
	Treasurer and Director, Community Bancorp.;
	President, Chief Operating Officer and
	Director, Community National Bank
	Derby, VT

Dale R. Wells, Age 60	President, Dale Wells Building Contractor, Inc.	1996
	St. Johnsbury, VT

(1)

Each nominee, other than Aminta Conant and Dorothy Mitchell, and each incumbent director is also a director of Community National Bank. The dates indicated in the table reflect only service on the Board of Directors of the Company and not Community National Bank or its regional advisory boards. It is expected that, if elected to the Company's Board, Ms. Conant and Ms. Mitchell will be appointed to the Bank's Board of Directors.

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      Each incumbent director and nominee has held the principal occupation shown in the table for at least the last five years, except for (i) Mr. White, who, prior to January 6, 2004, also served as President of both the Company and the Bank, and (ii) Mr. Marsh, who, prior to becoming President and Chief Operating Officer of the Company and the Bank on January 6, 2004, served as Vice President of the Company and Executive Vice President and Chief Financial Officer of the Bank.

Directors' Fees and Other Compensation

      Directors of the Company who are not salaried employees of the Bank receive an annual retainer of $5,500 for serving on the Board and a fee of $250 per Board meeting and $250 per committee meeting. In addition, a member of the Audit Committee participates in the meetings of management's Disclosure Control Committee, which reviews the Company's periodic reports filed with the SEC, and receives a per meeting fee of $250 for attendance at such meetings. Directors of the Company also generally serve as directors of the Bank. Bank Board members who are not salaried employees of the Bank receive an annual retainer of $5,500, a fee of $250 per Board meeting and a fee of $250 per committee meeting. Directors of the Company and the Bank are allowed up to five absences per year from Board and/or committee meetings without forfeiting the per meeting fee for a missed meeting. In addition to the fees for meetings of the Bank's Board of Directors and committee participation, each Bank director attends at least seven meetings per year of the Bank's local advisory boards and receives a fee of $250 per meeting, except for Mr. White and Mr. Marsh, who do not receive any fees for such attendance. This fee structure is intended to compensate the Bank's directors for attendance at Board meetings as well as for the time spent by them in activities directly related to their service on the Board for which they receive no additional compensation, including but not limited to attendance at the annual directors' retreat and attendance at educational seminars or programs on pertinent banking or corporate governance topics.

      Prior to 2005, directors who served on the Board of the Company and/or the Bank for at least five years and who were not salaried employees of the Bank were entitled to receive upon retirement from the Board a lump sum payment of $1,000 for each year of Board service. For this purpose, service rendered as a director of the Company and of the Bank was not compensated separately. Following a re-evaluation of the Company's plans affected by the American Jobs Creation Act of 2004, during 2005 the Company terminated any further accruals under the plan for years after 2004 and Board compensation was increased to compensate for the loss of this retirement benefit. During 2005, the amount of the annual retainer for service on the Company's and the Bank's Boards by non-employee directors was increased by $500 (to $5,500) to compensate the non-employee directors for the loss of the annual retirement benefit accrual under the terminated plan. Prior to termination of the plan, $82,000 had been accrued by the Company as a retirement benefit expense under this arrangement. Benefit amounts accrued under the plan do not earn interest and will be paid out to participants upon their retirement from the Board. The retirement benefits under this arrangement represent a

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general unsecured obligation of the Company and no assets of the Company or the Bank have been segregated to satisfy the Company's obligations under the arrangement.

From time to time directors perform evaluations of loan collateral for the Bank and are reimbursed for such services at the rate of $25 per hour.

Directors' Deferred Compensation Plan

      Under the terms of the Company's Deferred Compensation Plan for Directors, directors of the Company and/or the Bank may elect to defer current receipt of some or all of their director fees. Deferrals are credited to a cash account which bears interest at the rate in effect for the Bank's three-year certificate of deposit, as adjusted from time to time. Payments are deferred until the participant's retirement, death or disability, or at an earlier or later date elected by the participant and are made in a lump sum or in monthly installments, as selected by the participant. Amounts deferred and accumulated interest represent a general unsecured obligation of the Company and no assets of the Company or the Bank have been segregated to satisfy the Company's obligations under the Plan. Deferrals under the Plan were temporarily suspended during 2005, as management evaluated the impact of the federal American Jobs Creation Act of 2004 (the "Act") on the Plan. Effective January 1, 2006, deferrals were permitted to resume. In accordance with compliance guidance issued by the Internal Revenue Service last year, the plan will be amended prior to year end 2006 to comply with the terms of the Act. Pending such formal amendment, the plan will be administered in compliance with the Act.

Vote Required

Election of a nominee for director will require the affirmative vote of a majority of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ARTICLE 1.

CORPORATE GOVERNANCE

Director Independence

      Based on the information available to it, the Company's Board of Directors has determined that the two new Board nominees and all incumbent directors are independent within the meaning of the listing standards of the National Association of Securities Dealers (NASD), except for Messrs. White and Marsh, who are executive officers of the Company. An independent director is a person other than an officer or employee of the Company or the Bank or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Under NASD standards, a director of the Company is not considered independent if he or she:

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*	has been employed in any capacity by the Company or the Bank during the past three years;
*	has accepted, or has a close family member who accepted, any payments from the Company or the Bank in excess of $60,000 in any consecutive twelve-month period during the last three years, except for
	o	payments relating to ordinary loan or deposit relationships with the Bank
	o	compensation for Board service
	o	compensation paid to a close family member who is not an executive officer of the Company or the Bank
	o	certain retirement benefits or non-discretionary compensation and
	o	payments arising solely from investments in the Company's common stock;
o
o
*	has a close family member who during the past three years was an executive officer of the Company or the Bank;
*

has been a principal, or has a close family member who was a principal, of any organization to which the Company made or from which it received payments, in any of the past three years, that exceeded the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity;

*

has been an executive officer of any other entity, or has a close family member who was an executive officer of any other entity, where any of the Company's executives serves on that other entity's compensation committee; or

*	has been, or had a family member who was, a partner or employee of the Company's independent auditor at any time during the last three years.

Board Committees

      The Board of Directors has established three standing committees to help it in fulfilling its responsibilities. Members of the committees are nominated by the Corporate Governance/Nominating Committee and appointed by the Board. Additional information about each of the three standing committees is set forth below. The committee charters are available on the Company's website at www.communitybancorpvt.com. The charter of the Audit Committee, as revised during 2005, is also attached as Appendix A to this proxy statement.

      Compensation Committee. Beginning in 2004, review and recommendations for the compensation and benefits of the Company's executive officers were made by the Company's Compensation Committee. Prior to that time, compensation committee functions were performed solely at the Bank level by the Bank's Human Resources Committee. The responsibilities of the Company's Compensation Committee during 2005 included reviewing and making recommendations to the Board of Directors concerning the compensation of the Company's executive officers. A report of the Compensation Committee regarding executive compensation is set forth elsewhere in this proxy statement under the caption "COMPENSATION COMMITTEE REPORT."


The members of the Compensation Committee are Rosemary Lalime (Chair), Thomas Adams, Michael Dunn and Dale Wells. During 2005, the Compensation Committee met four times.

      Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping the corporate governance environment of the Company. As part of its duties, the Committee assesses the size, structure and composition of the Board and its committees, coordinates evaluation of Board and committee performance, makes recommendations as to the structure of Board meetings and flow of information to the Board, reviews Board compensation and reviews and makes recommendations as to the size, structure, composition and functions of the Bank's regional advisory boards.

      The Committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it has established minimum criteria for Board nominees. The Committee believes it would be desirable for a Board candidate to possess the following characteristics: (a) have experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for- profit organization, or such other professional experience as the Committee deems appropriate; (b) be a shareholder of the Company; (c) be willing and able to devote full interest and attendance to the Board and its committees; (d) bring business to the Company and its affiliate, Community Financial Services Group, including personal, business and investment accounts; (e) help develop business and promote the Company and its subsidiary and affiliate throughout our service area; (f) provide advice and counsel to the Board and senior management; (g) bring a diversity of interests to the Board as evidenced by participation in community, charitable or other similar activities; (h) have the ability to serve at least seven years before reaching the mandatory retirement age; and (i) maintain integrity and confidentiality at all times. Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidate. If a candidate continues to be of interest after initial consideration by the Committee, additional information about her/him will be obtained through inquiries to various sources and, if warranted, interviews.

      All the director nominees named in this proxy statement met the Board's criteria for membership and were recommended by the Corporate Governance/Nominating Committee for election by shareholders at this annual meeting.

      The Committee will consider prospective nominees recommended by shareholders. Any shareholder wishing to recommend a person for consideration as a Board nominee should submit to the Committee the same information that would be required under the Company's By-Laws if the shareholder sought to make a nomination from the floor at the annual meeting. The required information is described elsewhere in this proxy statement under the caption "SHAREHOLDER NOMINATIONS AND PROPOSALS-Shareholder Nominations." The Committee uses the same criteria for


evaluating candidates recommended by shareholders as it does for those proposed by Board members or management.

The members of the Corporate Governance/Nominating Committee are Jacques Couture (Chair), Rosemary Lalime, Marcel Locke and Anne Moore. During 2005, the Committee met two times.

      Audit Committee. The Audit Committee oversees the Company's accounting and financial reporting process, internal controls and audits, and consults with management, the internal auditors and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company's independent auditors. It has responsibility for the compensation, termination and oversight of the Company's independent auditors and evaluates the independent auditors' qualifications, performance and independence. The Audit Committee pre-approves all services provided by the independent auditors, including both audit and permitted non-audit services. Those services and fees are described elsewhere in this proxy statement under the caption "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS-Fees Paid to Independent Auditors." Further, the Audit Committee has established so-called "whistleblower procedures" for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. These complaint procedures are posted on the Company's website at www.communitybancorpvt.com.

      The Audit Committee operates under a written charter, which sets forth its functions and oversight responsibilities. The text of the Charter, which was comprehensively revised and updated during 2005, is attached to this proxy statement as Appendix A.

      Under SEC rules, companies must disclose whether at least one member of the Audit Committee qualifies as a "financial expert." As defined by the SEC, the concept of financial expert is heavily focused on individuals who have prepared or audited public company financial statements or have had similar management experience or responsibility or others performing those or comparable functions. Given the Company's rural market area and the limited number of public companies in it, the Board has not deemed it advisable to require that the Audit Committee include a person qualifying as a financial expert under this definition. The Board has considered the business experience, past performance as a Board and/or Audit Committee member and other qualifications of each of the members of the Audit Committee and has concluded that each of them has demonstrated that he is capable of (i) understanding generally accepted accounting principles ("GAAP") and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating the Company's financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions. Given the business experience and acumen of each of the members of the


Audit Committee, the Board believes that each of such persons, although not a "financial expert" under the SEC definition, is nevertheless qualified to carry out all of the duties and responsibilities of a member of the Company's Audit Committee.

      The members of the Audit Committee are Thomas Adams (Chair), Elwood Duckless, Michael Dunn and Dale Wells. During 2005, the Company's Audit Committee met eight times. A report of the Company's Audit Committee is set forth elsewhere in this proxy statement under the caption "AUDIT COMMITTEE REPORT."

Board Meeting Attendance

      The Company's Board of Directors held four regular meetings and seven special meetings during 2005. Each incumbent director attended at least 75% of the aggregate of all such meetings. In addition, all of the Company's directors serve on the Bank's Board of Directors, which meets monthly, and on various Board committees. Each of the directors attended at least 75% of the scheduled Bank Board and committee meetings during 2005.

Shareholder Communications with the Board

      The Board welcomes communications from shareholders on matters relating to the Company's business operations and corporate governance. Shareholders may communicate with the Board, or its committees or individual directors, by writing to the following address: Board of Directors [or Board Committee or name of individual director]-Shareholder Communications; c/o Corporate Secretary, Community Bancorp., P.O. Box 259, Derby, Vermont 05829. The Corporate Secretary will forward communications to the Board or appropriate committee or individual director.

Attendance at Annual Shareholders Meeting

All directors are encouraged and expected to attend the annual shareholders meeting. All of the Company's ten incumbent directors attended the 2005 annual meeting.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Transactions with Management

The spouse and son of director Anne Moore are the principal shareholders and executive officers of the Taylor Moore Agency, Inc. (an insurance agency and real estate brokerage firm), and


Mrs. Moore is an employee of the agency. During 2005 and 2006, the Company and its subsidiary purchased various insurance coverages through the agency and paid an aggregate of $17,571 and $200,527, respectively, in premiums for such coverage. This amount represents gross premiums paid, and not commissions earned by the agency.

      Some of the incumbent directors, nominees and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Community National Bank in the ordinary course of business, or have loans outstanding from the Bank, and it is anticipated that they will continue to be customers of and indebted to the Bank in the future. All such loans were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons, although directors were generally allowed the lowest interest rate given to others on comparable loans.

AUDIT COMMITTEE REPORT

      The Audit Committee consists of four Directors, each of whom meets applicable legal standards for independence. The Audit Committee's primary responsibility is to oversee the Company's financial reporting process and to report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those statements.

      Among the responsibilities of the Audit Committee include selecting an accounting firm to be engaged as the Company's independent auditors. Additionally, and as appropriate, the Audit Committee reviews and evaluates, discusses and consults with the Company's management, the Company's internal auditor and its independent auditors, regarding the following matters:

*	The plan and budget for, and the independent auditors' report on, the audit of the Company's financial statements;

*	The Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

*	Changes in the Company's auditing practices, principles, controls or methodologies, or in the Company's financial statements.

*	Significant developments in auditing rules;


* The adequacy of the Company's internal auditing controls, and its accounting, financial and auditing personnel; and

* The establishment and maintenance of an environment within the Company that promotes and encourages quality financial reporting, sound business risk practices and ethical behavior.

      The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. The Committee took a number of steps in making this recommendation for the year ended December 31, 2005. First, the Committee discussed with Berry, Dunn, McNeil & Parker, the Company's independent accountants for 2005, those matters Berry, Dunn, McNeil & Parker communicated to and discussed with the Committee under Statement on Auditing Standards No. 61 (Communications with Audit Committees), including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Committee discussed with, and received a letter from, Berry, Dunn, McNeil & Parker concerning their independence from the Company and its management as required under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This discussion and disclosure informed the Committee of Berry, Dunn, McNeil & Parker's independence and assisted the Committee in evaluating such independence. The Committee also considered applicable auditor independence standards under the Sarbanes-Oxley Act and related regulations of the Securities and Exchange Commission. Finally, the Committee reviewed and discussed the Company's financial statements with the Company's management.

      Based on the discussions with Berry, Dunn, McNeil & Parker, on the independence discussions, and on the financial statement review, the Audit Committee recommended to the Board that the financial statements be included in the Company's 2005 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

      The Audit Committee has established procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee has also established procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. No such complaints or concerns were received in 2005.

Submitted by the Community Bancorp. Audit Committee,

Thomas E. Adams, Chair
Elwood G. Duckless
Michael H. Dunn
Dale R. Wells


COMPENSATION COMMITTEE REPORT

      The Compensation Committee reviews and makes recommendations to the full Board of the Bank on all compensation and benefits issues relating to the Chief Executive Officer and other executive officers of the Bank. (No separate compensation is paid to such individuals for their service as executive officers of the Company.) The recommendations relating to the CEO are formulated at the time of Mr. White's annual performance evaluation, which usually occurs in June. Mr. White makes recommendations to the Committee with respect to the compensation of the other executive officers, which are then acted on by the Committee and recommended to the full Board.

      The Committee and Board believe they have designed a compensation package for the executive officers that will attract and retain competent senior management for the Bank and provide for appropriate rewards for both personal and Bank performance.

      To reach these objectives, the Bank provides for a base salary which is reviewed annually in relation to each individual's performance and a cash bonus as a short term incentive, the amount of which depends upon the Bank's performance. (The Bank's Officer Incentive Plan is described elsewhere in this proxy statement.) The Bank does not currently provide for long term incentives, such as stock options or similar benefits.

      In Mr. White's case, the Board's annual review process includes consideration of his self-evaluation covering certain key elements of his written job description, including strategic planning, establishment and overall implementation of operating policies, management of shareholder and community relations and regulatory matters. The Board also undertakes its own evaluation of Mr. White, reviewing various matters, including leadership, planning and organization abilities, creativity and problem solving, CRA (community reinvestment) and compliance. The Committee's evaluation resulted in an excellent performance rating for Mr. White.

      In determining appropriate salary levels, the Committee reviewed the Thomas Warren survey completed in 2005, including salary surveys conducted by America's Community Bankers, Clark Consulting, and SNL Financial Survey. Based upon that survey, Mr. White was to receive an increase of $5,500 representing 3.00%. In lieu of a salary increase and based on Mr. White's request, the Committee approved an additional week's vacation for Mr. White bringing his total annual vacation time to six weeks. This will amount to the equivalent of a $3,500 increase or 1.9%. The Committee also approved that the increase Mr. White would have received (less the $3,500 for the additional week of vacation) be divided between the two other executive officers as they have taken on additional responsibilities.

Mr. White's base salary in 2004 and 2005 was $184,000.


Submitted by the Community Bancorp. Compensation Committee,

Rosemary M. Lalime, Chair
Thomas E. Adams
Michael H. Dunn
Dale R. Wells

      Pursuant to the rules and regulations of the Securities and Exchange Commission, neither the foregoing Audit Committee Report, the foregoing Compensation Committee report nor the material set forth below under the caption "STOCK PERFORMANCE GRAPH" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, nor shall either of such Reports or such other material be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended.


STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on the Company's common stock with the cumulative total return of the NASDAQ Composite Index and the SNL $100M-$500M OTC-BB and Pink Banks Index for the five years ended December 31, 2005, assuming an initial investment of $100 at the end of 2000 and reinvestment of dividends during the periods indicated.

Community Bancorp

This year the stock performance graph reflects a change made by the Company in the peer group comparison index from the NASDAQ Bank Index to the SNL $100M-$500M OTC-BB and


Pink Banks Index, which tracks the performance of banks whose stock (like that of the Company) trades on the OTC Bulletin Board, as well as those whose stock trades in the so-called "pink sheets." Management believes the SNL Index provides a better peer group comparison as it includes banking organizations more comparable to the Company in asset size and trading market than the NASDAQ Bank Index, which consists primarily of larger institutions whose stock trades on the NASDAQ National Market System. For comparison purposes, the table below measures the five-year total return on the Company's common stock against the NASDAQ Bank Index, as well as against the two indices shown in the stock performance graph above, assuming an initial investment of $100 at the end of 2000 and reinvestment of dividends.

	Period Ended

Index	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Community Bancorp.	154.26	156.67	199.22	216.76	213.65
NASDAQ Composite	79.18	54.44	82.09	89.59	91.54
NASDAQ Bank*	108.30	110.80	142.60	163.20	159.40
SNL $100M-$500M OTC-BB
and Pink Banks Index	115.19	138.18	187.69	226.86	251.93

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005.

Source: SNL Financial LC, Charlottesville, VA


EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company.

Position(s) with the Company and Subsidiaries
Name and Age	and Occupation for the Past Five Years

Richard C. White, 60	Chief Executive Officer and Chairman and Director, Community Bancorp. and Community National Bank (1)

Stephen P. Marsh, 58	President, Chief Operating Officer, Treasurer and Director, Community Bancorp.; and President, Chief Operating Officer and Director, Community National Bank (2)

Alan A. Wing, 61	Vice President, Community Bancorp.; and Executive Vice President, Community National Bank (3)

(1)	Prior to January 6, 2004, Mr. White also served as President of both Community Bancorp. and Community National Bank.
(2)

Prior to becoming President and Chief Operating Officer of Community Bancorp. and Community National Bank on January 6, 2004, Mr. Marsh served as Vice President of Community Bancorp. and Executive Vice President and Chief Financial Officer of Community National Bank.

(3)	Prior to becoming Executive Vice President of Community National Bank on January 6, 2004, Mr. Wing served as the Bank's Senior Vice President.

EXECUTIVE COMPENSATION

      The executive officers of the Company did not receive any compensation for services rendered to the Company in 2005 and prior years, but did receive compensation for services rendered in their capacities as executive officers of the Bank.

      The following table shows annual compensation for services rendered in all capacities to the Company and its subsidiary during each of the preceding three years paid to each executive officer of the Company whose total salary and bonus in 2005 exceeded $100,000.


Summary Compensation Table
Annual Compensation

Name and
Principal				All Other
Position	Year	Salary (1)	Bonus (2)	Compensation (3)

Richard C. White,	2005	$184,000	$34,567	$71,733
Chairman, CEO & Director of the	2004	180,077	33,174	62,539
Company and the Bank	2003	179,499	59,235	54,923

Stephen P. Marsh,	2005	132,750	27,655	56,467
President, Treasurer & Director of	2004	122,385	26,541	52,089
The Company, President,	2003	116,115	37,179	45,773
COO & Director of the Bank

Alan A. Wing,	2005	106,750	20,752	51,783
Vice President of the Company;	2004	100,384	19,916	49,742
Executive Vice President of the Bank	2003	97,403	29,617	43,923

(1)

Includes voluntary salary deferrals pursuant to the Company's Retirement Savings (401(k)) Plan, as follows: (i) for Mr. White, 2005, $10,859; 2004, $11,966; and 2003, $11,442; (ii) for Mr. Marsh, 2005, $8,090; 2004, $8,087; and 2003, $7,470; and (iii) for Mr. Wing, 2005, $6,434; 2004, $6,589; and 2003, $6,201.

(2)

Bonus information in the table for 2004 and 2003 has been restated from prior years to report the bonus amount paid for services rendered in those years. Prior to 2005, bonuses were calculated and paid in the second quarter of the following year and reported in the table in the year of payment.

(3)

Includes the following for Mr. White: (i) discretionary profit-sharing contributions under the Company's Retirement Savings Plan, as follows: 2005, $25,891; 2004, $23,909; and 2003, $23,557; (ii) matching employer contributions under the Retirement Savings Plan, as follows: 2005, $5,250; 2004, $5,125; and 2003, $5,000; (iii) benefit accruals under the Company's non-qualified Supplemental Retirement Plan for executive officers ("SERP"), as follows: 2005, $36,616; 2004, $30,915; and 2003, $23,907; and (iv) taxable portion of employer-provided term life insurance benefits in excess of $50,000 as follows: 2005, $3,976; 2004, $2,590; and 2003, $2,459. Includes the following for Mr. Marsh: (i) discretionary profit-sharing contributions under the Company's Retirement Savings Plan, as follows: 2005, $28,773; 2004, $28,744; and 2003, $27,318; (ii) matching employer contributions under the Retirement Savings Plan, as follows: 2005, $4,045; 2004, $4,044; and 2003, $3,735; (iii) benefit accruals under the SERP, as follows: 2005, $19,309; 2004, $15,364; and 2003, $13,221; (iv) taxable portion of employer-provided term life insurance benefits in excess of $50,000 as follows: 2005, $1,840; 2004,

(footnotes continued on following page)


$1,754; and 2003, $1,499; and (v) compensation for unused accrued Combined Time Off (CTO) at benefit plan year end, as follows: 2005, $2,500; 2004, $2,183; and 2003, $0. Includes the following for Mr. Wing: (i) discretionary profit-sharing contributions under the Company's Retirement Savings Plan, as follows: 2005, $22,838; 2004, $23,588; and 2003, $22,009; (ii) matching employer contributions under the Retirement Savings Plan, as follows: 2005, $3,217; 2004, $3,295; and 2003, $3,101; (iii) benefit accruals under the SERP, as follows: 2005, $22,436; 2004, $18,973; and 2003, $17,600; (iv) taxable portion of employer-provided term life insurance benefits in excess of $50,000 as follows: 2005, $1,273; 2004, $2,099; and 2003, $1,213; and (v) compensation for unused accrued Combined Time Off (CTO) at benefit plan year end, as follows: 2005, $2,019; 2004, $1,787; and 2003, $0.

      Except for the use of vehicles owned by the Bank by certain officers, no director or executive officer received any special personal benefits during 2005. In policy and practice, the Bank does not provide special personal benefits to directors or officers.

Retirement Savings Plan

      Employees who are age 21 or over and who have completed at least one year of service (as defined in the plan) are eligible to participate in the Community Bancorp. and Designated Subsidiaries' Retirement Savings Plan (the "Plan"). The Plan contains features of a so-called 401(k) plan which permit participants to make voluntary compensation deferrals on a tax-deferred basis. For 2005 the Plan limits the maximum annual deferral per participant to the lesser of 100% of compensation or $15,000 ($20,000 for participants age 50 and older, who are entitled to make "catch up contributions"). This maximum is adjusted annually for inflation by the Internal Revenue Service. The Company may make a discretionary matching contribution to the account of participants equal to a percentage of the amount deferred. The matching contribution percentage is established from time to time by the Company in its sole discretion. The matching contribution percentage for 2006 has been set at 50% of the amount deferred for deferrals of up to 5% of compensation. Deferrals in excess of 5% of compensation are not matched by the Company.

      Participants are at all times fully vested in any rollover contributions from other plans and in their own compensation deferrals. Vesting in any matching employer contribution begins after one year of service, with full vesting upon six years of service. Vesting in any discretionary employer contribution begins in the first year of service, with full vesting upon seven years of service. Participants may direct the investment of their Plan account among several funds maintained by the Plan trustee, including a Community Bancorp. stock fund. Distribution of Plan accounts is generally deferred until the participant's death, disability or retirement, except in cases of financial hardship (as defined in the Plan). Benefits are subject to income tax upon distribution and certain early withdrawals may be subject to an additional 10% penalty tax. Distribution of Plan benefits may be in the form of an annuity, a lump sum in cash, or in certain circumstances, common stock of the Company.


      In addition to voluntary compensation deferrals and matching employer contributions, the Company in 2005 made an annual discretionary profit sharing contribution for the account of all participants, including the three executive officers. The amount of the contribution is determined annually based on a calculation of the maximum allowable deductible contribution that the Company is permitted to make on behalf of the executives, but subject to the annual contribution limitations of the Internal Revenue Code. The contributions made to the account of Messrs. White, Marsh and Wing for each of the preceding three years are disclosed in the footnotes to the summary compensation table set forth above.

Officer Incentive Plan

      The Bank maintains an Officer Incentive Plan (the "Plan") for its executive officers and for other officers and exempt employees whose compensation is not commission based. Each executive officer, non-executive officer and qualifying exempt employee having at least one year of service is eligible to participate in the Plan. Under the Plan, two separate incentive pools are established, one for the three executive officers and another for all other officers and participating exempt employees.

      Executive Officers. The incentive bonus pool for executive officers is based on the Bank's annual rating issued by IDC Financial Publishing, Inc. ("IDC"), an industry-wide recognized ranking service. In prior years, the year-end IDC rating was used for purposes of bonus calculation under the Plan. However, due to the delay in publication of the IDC data, calculation and payment of executive officer bonuses did not ordinarily occur until the second quarter of the following year. Beginning in 2005, bonus calculations are based on the Bank's September 30 IDC rating rather than the year-end rating. Use of the September 30 rating will permit the Company to calculate and pay out executive officer bonuses in a more timely fashion, consistent with the American Jobs Creation Act of 2004, which would otherwise penalize payout of bonuses later than 2 1/2 months following the year in which the related services were rendered.

      Executive officer bonuses under the Plan may only be paid with respect to a calendar year in which the Bank has achieved a return on average assets of at least 1%. In that event, the size of the executive officer bonus pool is determined under the following formula:

Percent of
IDC Rating	After-Tax Earnings

Below Average	0
Average	0.85%
Excellent	2.35%
Superior	3.25%


      The incentive pool determined under the above formula is allocated among the three executive officers based on fixed percentages. Messrs. White, Marsh and Wing were entitled to 41.66%, 33.33% and 25.01%, respectively, of the incentive pool for 2005. The applicable percentages of after-tax earnings and the percentage allocation of the incentive pool among the executive officers are reviewed periodically by the Compensation Committee and the Bank's Board of Directors and may be modified in the Board's discretion.

      Incentive bonuses paid to the three executive officers for services rendered in 2005 are disclosed in the summary compensation table set forth above. To improve comparability of information, the bonus information for 2004 and 2003 has been restated from prior years to reflect the bonus payment in the year in which the related services were rendered, rather than the following year, in which the payment was actually received.

      Other Officers and Exempt Employees. Under the Plan, a separate incentive bonus pool is established for non-executive officers and other qualifying exempt employees. If the Bank attains at least 90% of net income as presented in its budget and has a return on average assets greater than 1%, between 1% and 2.5% of the Bank's net income is placed in a pool, with the exact percentage of net income available for bonuses determined by attainment of pre-established percentage-of-budgeted net income targets. Each qualifying employee is allotted a portion of the pool based on his or her position in the Bank and involvement in other incentive plans. Part-time exempt employees receive 50% of a full-time allotment.

      If the Bank exceeds its budgeted net income by more than 10%, an additional pool is created comprising 1.75% of net income, plus 15% of the amount over budget. This additional pool is divided among the same group of officers and exempt employees, allotted based on their position in the Bank. Part-time exempt employees receive 50% of a full-time allotment.

      Several officers are eligible to receive individual incentive awards based upon the attainment of specific performance goals. These individual incentives are accounted for in the allotment of shares in the incentive pools and are paid in addition to incentive payouts described above.

Distributions under the Plan are ordinarily payable in January for services rendered during the preceding fiscal year.

      Although the Board of Directors presently intends to maintain an incentive plan, it may revise, replace or terminate the Plan at any time. As a matter of policy, the Board views incentive compensation as an important component of management compensation since it appropriately links the performance of the Company and its subsidiary with the compensation of those employees in the best position to contribute significantly to the profitability of the enterprise.


Supplemental Non-Qualified Retirement Plan

      The Board of Directors has adopted a non-qualified Supplemental Retirement Plan for Messrs. White, Marsh and Wing, which is intended to provide an annual benefit at retirement approximating 75% of the average annual bonus received by the officer during the years prior to retirement ("Replacement Percentage"). It is estimated that this benefit, combined with the projected benefits under the Company's Retirement Savings Plan, will approximate the benefit that would have been provided to the executive officers under the terminated defined benefit pension plan.

      Under the plan, an annual credit is made to the account of a participant in an amount equal to the level annual deposit that would be required to be made for each year up to the participant's normal retirement date (at attainment of age 65), which, based on certain interest rate and actuarial assumptions, would provide to the participant at retirement a life annuity with an annual estimated benefit amount approximately equal to the Replacement Percentage. Benefits under the plan are payable at retirement at age 65, or upon earlier disability, in accordance with the participant's election, in a lump sum or in substantially equal installments over the participant's projected life expectancy. A participant with at least ten years of service who retires early (before age 65) is entitled to receive his accrued plan benefit on or after attainment of age 55. Each of the three participants has at least ten years of service and would therefore be entitled to receive such early retirement benefits. If a participant dies before receiving all payments due, the remaining payments will be made to the participant's designated beneficiary. If a participant dies before benefit payments have commenced, the participant's accrued benefit will be paid out to his designated beneficiary over the beneficiary's projected life expectancy.

      Although benefit accruals are held in a special-purpose trust, those funds remain available to satisfy the claims of the Company's creditors. Annual accruals under the plan for the benefit of the three participants are disclosed in the footnotes to the summary compensation table. The total amount accrued to the account of the three active participants as of December 31, 2005 was as follows: Mr. White, $185,956; Mr. Marsh, $97,138; and Mr. Wing, $109,340.

      Management is continuing to evaluate the impact of the American Jobs Creation Act of 2004 on the plan, and, in accordance with Internal Revenue Service guidance and transition relief, expects to amend the plan in certain respects prior to year end 2006 in order to bring it into compliance with the Act.


ARTICLE 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board has appointed Berry, Dunn, McNeil & Parker ("BDMP") as the Company's independent auditors to audit Community Bancorp.'s consolidated financial statements for the year ending December 31, 2006. BDMP served as the Company's independent auditors for 2005 and 2004 and also provided certain tax and other audit-related services in each of those years. See "Fees Paid to Independent Auditors" below. Representatives of BDMP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

      Although neither Vermont law nor the Company's By-Laws requires the submission of the selection of the Company's independent auditors to the shareholders for approval, the Board of Directors believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee. Neither the Audit Committee nor the Board has made any determination as to what action, if any, would be taken if the shareholders do not ratify the appointment of BDMP as the Company's independent auditors for 2006.

Pre-Approval Required for Services of Independent Auditors

      As part of its duties, the Audit Committee is required to pre-approve audit and non audit services performed by the Company's independent auditors, in order to ensure that the provision of such services does not impair the auditors' independence. Under applicable law, certain services may not be performed by the auditors under any circumstances. Consistent with these legal requirements, the Audit Committee's charter provides that all permitted services must be approved by the Audit Committee in advance. However, the Audit Committee may delegate this authority to a member of the Committee, who is required to inform the entire Committee of any approval taken pursuant to that delegated authority. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors. Each of the services performed by BDMP described under the captions below was preapproved by the Audit Committee.

Fees Paid to Independent Auditors

Audit Fees. The aggregate fees billed for professional services rendered by BDMP for the audit of the Company's annual financial statements included in each of the Company's Forms 10-K and review of financial statements included in each of the Company's Forms 10-Q for the years ended December 31, 2005 and 2004, and consent procedures related to the filing of Form S-3 in 2005 were $75,500 and $69,260, respectively.

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Audit-Related Fees. The aggregate fees billed for assurance and related services rendered by BDMP related to the performance of the audit or review of the Company's financial statements in the years ended December 31, 2005 and 2004 were $12,173 and $11,245, respectively. These services related to the audit of the Company's employee benefit plan, implementation of the Sarbanes-Oxley Act of 2002 and the application of accounting pronouncements.

Tax Fees. The aggregate fees billed for professional services rendered by BDMP for tax compliance, tax advice and tax planning in the years ended December 31, 2005 and 2004 were $11,605 and $11,675, respectively. These services included preparation of federal tax returns, review of estimated tax payments, review of compliance with information reporting requirements and tax planning.

All Other Fees. There were no other fees billed for services provided by BDMP, other than the services reported in the paragraphs above, in the years ended December 31, 2005 and 2004.

Vote Required

Ratification of the selection of the Company's independent auditors for the ensuing year will require that more votes be cast "for" than "against" the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ARTICLE 2.

ANNUAL REPORT

The Company's Annual Report to Shareholders for the year ended December 31, 2005, including consolidated financial statements and the report of BDMP thereon, accompanies this proxy statement.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Shareholder Nominations

      A shareholder may make a nomination for director from the floor at the annual meeting, under procedures specified in Section 2.12 of the Company's By-Laws. Advance written notice of proposed nominations must be given to the Company. Such notice must be received by the Company on or before January 2, 2007 in order for a nomination to be made from the floor at the 2007 annual meeting. The notice of nomination should be sent to the attention of the Corporate Secretary, Community Bancorp., P.O. Box 259, Derby, Vermont 05829 and must contain the following information for each nomination: (a) the name and address of the shareholder of record who intends to make the nomination, and if acting on behalf of a beneficial owner, the name and address of such beneficial owner; (b) the number of shares of the Company's common stock owned of record or beneficially by the


nominating shareholder; (c) a representation that the nominating shareholder is a shareholder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; (d) the name and address of the person to be nominated; (e) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (f) such other information regarding the nominee as would have been required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (g) the written consent of the nominee to serve as a director of the Company if elected.

      In addition to the above process for shareholder nominations from the floor, the Compensation Committee will consider recommendations for nominations by the Committee. Information about this process is contained elsewhere in this proxy statement under the caption "CORPORATE GOVERNANCE-Board Committees-Corporate Governance / Nominating Committee."

Shareholder Proposals

      A shareholder may present matters from the floor for action by the shareholders at the annual meeting, under procedures specified in Section 2.12 of the Company's By-Laws. Advance written notice of any matters to be presented must be given to the Company. Such notice must be received by the Company on or before January 2, 2007 in order to be considered from the floor at the 2007 annual meeting. The notice should be sent to the attention of the Corporate Secretary, Community Bancorp., P.O. Box 259, Derby, Vermont 05829 and must contain the following information: (a) the name and address of the shareholder who intends to make a proposal, and if acting on behalf of a beneficial owner, the name and address of such beneficial owner; (b) the number of shares of the Company's common stock owned of record or beneficially by the shareholder-proponent; (c) a representation that the shareholder is a holder of record of the stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the meeting to present his or her proposal; (d) a brief description of the proposal; (e) the reasons for making the proposal; and (f) any direct or indirect interest of the shareholder or any person on whose behalf the shareholder is acting, in making such proposal.

Use of Discretionary Authority in Connection with Shareholder Nominations and Proposals

      Under the rules and regulations of the Securities and Exchange Commission, the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal or director nominee even if the proposal or nominee has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal or nominee for vote at the meeting.

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Assuming timely notice has been given, the proxies will only be voted on the matter pursuant to the grant of discretionary authority if the Company has described the proposal in the proxy statement and indicated how the persons named as proxies intend to vote on the matter. In order to be considered timely for this purpose for the 2007 annual meeting, the shareholder-proponent must furnish written notice to the Company of the proposal or nominee no later than January 2, 2007, the same date as described above for notice of proposals to be made from the floor at the annual meeting.

Inclusion of Shareholder Proposals in Company Proxy Materials

      If a shareholder seeks to have his or her proposals included in the Company's proxy materials for the 2007 annual meeting, the notification deadline is earlier than noted in the preceding paragraphs. In order to be considered for inclusion in the Company's proxy material for the 2007 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company not later than December 11, 2006, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors of the Company, subject to such rules and regulations.

Questions about any of the procedures for shareholder nominations or proposals should be directed to the Corporate Secretary, Community Bancorp., P.O. Box 259, Derby, Vermont 05829.

OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors knows of no business that may come before the 2006 annual meeting other than the two items described in this proxy statement. If any other matters should properly come before the meeting, it is expected that proxies will be voted on such matters in accordance with the recommendations of management.

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APPENDIX A

COMMUNITY BANCORP.
AUDIT COMMITTEE CHARTER

PURPOSE

To assist the Board of Directors in fulfilling its oversight responsibilities for the Company's accounting and financial reporting process, the system of internal control and the audit process.

AUTHORITY

The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

* Appoint, compensate, and oversee the work of any registered public accounting firm employed by the Company and terminate the engagement of any such firm.
* Resolve any disagreements between management and the auditor regarding financial reporting.
*

Pre-approve all audit and permitted non-audit services performed by the Company's independent auditors. The Committee may delegate this authority to a member of the Committee who will inform the entire Committee of any approval taken pursuant to that delegated authority.

*

Pre-approve any outsourced internal audit consulting services. The Committee may delegate this authority to a member of the Committee who will inform the entire Committee of any approval taken pursuant to that delegated authority.

* Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation.
* Seek any information it requires from employees-all of whom are directed to cooperate with the Committee's requests-or external parties.
* Meet with Company officers, independent auditors, or outside counsel, as necessary.
*

Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters and modify these procedures as deemed necessary.

COMPOSITION

The Audit Committee will consist of at least four members of the Board of Directors. The Board will appoint Committee members and the Committee chair. Each Audit Committee member will be independent of management, Community Bancorp. and any subsidiary thereof.

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MEETINGS

The Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will meet separately, periodically, with management, with internal auditors and with independent auditors. The Committee will also meet periodically in executive session. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

RESPONSIBILITIES

The Committee will carry out the following responsibilities:

Financial Statements

*

Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.

*	Review with management and the independent auditors the results of the independent audit, including any difficulties encountered.
*	Review with the independent auditors any significant disagreements with management, and management's response.
*

Review with management and the independent auditors the financial statements and related footnotes to be included in the Company's Annual Report, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures.

*	Review other sections of the Annual Report and related regulatory filings before release and consider the accuracy and completeness of the information.
*	Review with management and the independent auditors all matters required to be communicated to the Committee under standards of the Public Company Accounting Oversight Board (PCAOB).
*	If deemed appropriate after review and discussion, recommend to the Board that the financial statements be included in the Company's Annual Report on Form 10-K.
*

Review interim financial reports with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q (or prior to the press release of results, if possible). The chair of the Committee or his designee may represent the entire Committee for the purposes of this review.

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Internal Control

*

Discuss with management, the internal auditor, and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including information technology security and control.

*

Understand the scope of internal and independent auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

Internal Audit

*	Review with the Internal Auditor the overall scope and plans, including the adequacy of staffing, of the internal audit function.
*	Review and approve the Internal Audit Charter annually.
*	Review and approve the risk-based audit plan annually, after discussion with management of the Bank's upcoming planned activities.
*	Evaluate, compensate and replace, if necessary, the Internal Auditor.
*	Review the effectiveness of the internal audit function.
*	Ensure the Internal Auditor has unrestricted access to all functions, records, property, and communication with any Bank employee.
*	On a regular basis, meet separately with the Internal Auditor to discuss any matters that the Committee or internal audit believes should be discussed privately.

Independent Auditors

*	Review the independent auditors' proposed audit scope and approach, including coordination of audit effort with internal audit.
*	Review the performance of the independent auditors, and exercise final approval on the appointment or discharge of the auditors.
*

Review and confirm the independence of the independent auditors by obtaining statements from the auditors on relationships between the auditors and the Company, including non-audit services, and discussing the relationships with the auditors.

*	On a regular basis, meet separately with the independent auditors to discuss any matters that the Committee or auditors believe should be discussed privately.
*

At least once every five years furnish Requests for Proposals to at least four independent accounting firms and based on the evaluation of those proposals, the Committee shall either retain the current firm or engage a different one.

*	Ensure the rotation of the lead audit partner and reviewing partner every five years if the current firm is retained.

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Compliance

*	Review established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.
*	Review established procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Reporting Responsibilities

*	Regularly report to the Board of Directors about Committee activities, issues, and related recommendations.
*	Provide an open avenue of communication between the Committee and independent auditors and the internal auditor and management of the Company and subsidiaries.
*

Report annually to the shareholders in the Company's proxy statement, describing the Committee's composition, responsibilities and how they were discharged, and any other information required by rule, including pre-approval of audit and non-audit services performed by the independent auditors.

*	Include this Charter as an appendix to the proxy statement if there are any material revisions during the year or at least once every three years.
*	Review any other reports the Company issues that relate to Committee responsibilities.

Other Responsibilities

*	Perform other activities related to this Charter as requested by the Board of Directors.
*	Institute and oversee special investigations as needed.
*	Review and assess the adequacy of the Audit Committee Charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.
*	Confirm annually that all responsibilities outlined in this Charter have been carried out.
*	Establish and maintain an environment within the Company that promotes and encourages quality financial reporting, sound business risk practices and ethical behavior.

Approved by the Board of Directors on 7/12/2005


PROXY			COMMUNITY BANCORP.
Proxy for Annual Meeting of Shareholders
May 2, 2006

The undersigned hereby appoints Leonard Lippens and Frank Allard, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Community Bancorp. that the undersigned is (are) entitled to vote at the Annual Meeting of Shareholders to be held at the Elks Club, Derby, Vermont, on Tuesday, May 2, 2006 at 5:30 p.m. and at any adjournment thereof.

1.	ELECTION OF FOUR DIRECTORS to the Class expiring in 2009 and ONE DIRECTOR to the Class expiring in 2008

	[ ]	FOR ALL NOMINEES LISTED BELOW	[ ]	WITHHOLD AUTHORITY to vote for all
		(except as marked to the contrary)		nominees listed below

To serve until the Annual Meeting in 2009: AMINTA K. CONANT, ELWOOD G. DUCKLESS, ROSEMARY M. LALIME and ANNE T. MOORE.

To serve until the Annual Meeting in 2008: DOROTHY R. MITCHELL.

(INSTRUCTION: To withhold authority to vote for any individual nominee while voting in favor of the others, strike a line through the nominee's name shown above.)

2.	TO RATIFY THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM OF BERRY, DUNN, MCNEIL & PARKER AS THE COMPANY'S EXTERNAL AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.
		[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

In their discretion, the persons named above are authorized to act upon such other business as may properly come before the meeting or any adjournment thereof. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. If this Proxy is properly executed but no direction is made, this Proxy will be voted FOR Items 1 and 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

				Dated:	, 2006

Signature(s) of Shareholder(s)

Signature(s) of Shareholder(s)

Please sign exactly as name is printed on this proxy. When signing as attorney, executor, administrator, trustee, guardian, officer, or in any other representative capacity, please so indicate. All joint owners should sign.

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NOT A PROXY	COMMUNITY BANCORP.
ANNUAL MEETING OF SHAREHOLDERS
May 2, 2006

DINNER RESERVATION

Immediately following the Annual Meeting to be held at the Elks Club in Derby, Vermont, on Tuesday, May 2, 2006, at 5:30 p.m., a dinner will be served for all registered shareholders. Please indicate below whether you plan to attend the dinner.

I/We ____ will ____ will not attend the dinner. If stock is held jointly, indicate the number attending the dinner.   [  ] One  [  ] Two

If you are voting by proxy, please complete and return this card, along with your fully-executed proxy card, in the enclosed postage paid envelope. You should also complete and return this dinner reservation card in the enclosed postage paid envelope even if you plan to vote your shares in person rather than by proxy.

		Dated:	, 2006

Signature

Signature

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